UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive, Sanford, North Carolina		27330-1410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Required FD Disclosure.

On February 13, 2004, The Pantry, Inc. issued a press release announcing that it priced an offer of $250 million principal amount of 7.75% Senior Subordinated Notes due 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

/S/ DANIEL J. KELLY

Daniel J. Kelly
Vice President, Finance, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: February 13, 2004